Exhibit 5.01

                                BAKER & McKENZIE
                                Attorneys at Law

                              One Prudential Plaza
                             130 East Randolph Drive
                             Chicago, Illinois 60601

                                 March 31, 1997


Board of Directors
Transaction Systems Architects, Inc.
330 South 108th Avenue
Omaha, Nebraska 68154

         Re:  Transaction Systems Architects, Inc. (the "Company")

Gentlemen:

     We have acted as your counsel in connection with the registration, on a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, of 2,000,000 shares of the Company's Class A Common Stock, $.005 par value per share (the "Stock"), to be issued by the Company from time to time in connection with acquisitions by the Company, directly or indirectly, of other businesses or properties, or interests therein. We have reviewed the Registration Statement, the charter and by-laws of the Company, corporate proceedings of the Board of Directors relating to the issuance of the shares of Stock, and such other documents, corporate records and questions of law as we have deemed necessary to the rendering of the opinions expressed below.

     Based upon the foregoing, we are of the opinion that the 2,000,000 shares of Stock to be issued by the Company as described in the Registration Statement are duly authorized and, when issued and paid for in the manner contemplated in the Registration Statement and upon approval by the Board of Directors of the acquisition in which shares of Stock will be issued, will be legally issued, fully paid and non-assessable shares of Class A Common Stock of the Company.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit thereto.

                                                              Very truly yours,


                                                              BAKER & McKENZIE